Exhibit 99.1

Wayfair Announces Fourth Quarter and Full Year 2018 Results

Q4 Direct Retail Net Revenue Growth of 41% Year over Year to $1,996 million
Full Year 2018 Direct Retail Net Revenue Growth of 45% Year over Year to $6,718 million
15.2 million Active Customers, up 38% Year over Year

BOSTON, MA — February 22, 2019 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its fourth quarter and full year ended December 31, 2018.
Fourth Quarter 2018 Financial Highlights

•	Direct Retail net revenue, consisting of sales generated primarily through Wayfair’s sites, increased $576.6 million to $1,995.8 million, up 40.6% year over year

•	Gross profit was $485.1 million or 24.1% of total net revenue

•	GAAP net loss was $143.8 million

•	Adjusted EBITDA was $(53.8) million or (2.7)% of total net revenue

•	GAAP basic and diluted net loss per share was $1.59

•	Non-GAAP diluted net loss per share was $1.12

•	Non-GAAP free cash flow was $(23.2) million

•	At the end of the fourth quarter, cash, cash equivalents, and short-term and long-term investments totaled $970.3 million
Full Year 2018 Financial Highlights

•	Direct Retail net revenue increased $2.1 billion to $6.7 billion, up 44.7% year over year

•	GAAP net loss was $504.1 million

•	Adjusted EBITDA was $(215.0) million or (3.2)% of total net revenue

•	Non-GAAP free cash flow was $(137.1) million
“We are pleased to report another year of significant growth with total net revenue up $2.1 billion to $6.8 billion in 2018, and a record fourth quarter, which represented the largest year over year dollar growth in a single quarter in our history,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “We remain focused on our long-term approach to investing in the business, and believe the Company’s outsized growth at scale is a testament to the strength of our brand and platform as we redefine the shopping experience in our category. Our offering is resonating more and more with our customers in North America and Europe, and we see clear parallels in the progress of our businesses in Canada, the United Kingdom and Germany and the successful course of Wayfair.com in the U.S. at similar stages of development. We continue to expand our proprietary logistics infrastructure and take greater control of our inbound supply chain, enabling us to offer faster and more seamless delivery to customers and putting suppliers in the best possible position to scale their businesses as spend in our category moves online at pace. In 2019, we look forward to building upon the strength we see across our business today as we continue to innovate in creating the best possible shopping experience for home.”

Other Fourth Quarter Highlights

•	The number of active customers in our Direct Retail business reached 15.2 million as of December 31, 2018, an increase of 37.9% year over year

•	LTM net revenue per active customer was $443 as of December 31, 2018, an increase of 5.0% year over year

•	Orders per customer, measured as LTM orders divided by active customers, was 1.85 for the fourth quarter of 2018, compared to 1.77 for the fourth quarter of 2017

•	Repeat customers placed 66.4% of total orders in the fourth quarter of 2018, compared to 62.4% in the fourth quarter of 2017

•	Repeat customers placed 5.8 million orders in the fourth quarter of 2018, an increase of 51.1% year over year

•	Orders delivered in the fourth quarter of 2018 were 8.8 million, an increase of 42.0% year over year

•	Average order value was $227 for the fourth quarter of 2018, compared to $229 for the fourth quarter of 2017

•	In the fourth quarter of 2018, 51.8% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 47.3% in the fourth quarter of 2017
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its fourth quarter and full year 2018 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (833) 286-5803 in the U.S. and (647) 689-4448 internationally. The passcode for the conference line is 6659618. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.
About Wayfair
Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 14 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes – from product discovery to final delivery.
The Wayfair family of sites includes:

•	Wayfair - Everything home for every budget.

•	Joss & Main - Stylish designs to discover daily.

•	AllModern - The best of modern, priced for real life.

•	Birch Lane - Classic home. Comfortable cost.

•	Perigold - The widest-ever selection of luxury home furnishings.
Wayfair generated $6.8 billion in net revenue for full year 2018. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 12,100 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Joe Wilson
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding the strength of our customer offering and delivery experience, the progress of our business in Canada, the United Kingdom and Germany and the parallels to our growth in the U.S., the expansion of our logistics network, our future results of operations and financial position, our business strategy and our plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures
To supplement our unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow and non-GAAP net loss and diluted net loss per share. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as income before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense, (benefit from) provision for income taxes, and non-recurring items. We have included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and site and software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. We believe that adding back equity-based compensation expense and related taxes and (benefit from) provision for income taxes, and non-recurring items as adjustments to our GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA
Net loss	$(143,845)	$(72,771)	$(504,080)	$(244,614)
Depreciation and amortization (1)	36,116	24,432	123,542	87,020
Equity based compensation and related taxes	41,341	22,087	136,415	72,626
Interest expense, net	10,291	5,576	28,560	9,433
Other expense (income), net	2,865	(358)	204	(758)
Provision for (benefit from) income taxes	1,084	(185)	2,037	486
Other (1)	(1,664)	—	(1,664)	8,774
Adjusted EBITDA	$(53,812)	$(21,219)	$(214,986)	$(67,033)

Net revenue	$2,014,004	$1,439,016	$6,779,174	$4,720,895
Adjusted EBITDA Margin	(2.7)%	(1.5)%	(3.2)%	(1.4)%
(1) We recorded $9.6 million of one-time charges in the year ended December 31, 2017 in "Selling, operations, technology, general and administrative" in the consolidated statements of operations related to a warehouse we vacated in July 2017. Of the $9.6 million charges, $8.8 million was included in "Other" and related primarily to the excess of our estimated future remaining lease commitments through 2023 over our expected sublease income over the same period, and $0.8 million was included in "Depreciation and amortization" related to accelerated depreciation of leasehold improvements in the warehouse. In the year ended December 31, 2018, we terminated the lease and recorded $1.7 million of a one-time gain related to the difference in the expected future net lease commitments and the actual costs incurred to terminate the lease. The gain was recognized in "Selling, operations, technology, general and administrative" in the consolidated statements of operations.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net loss to consolidated Adjusted EBITDA is presented in the preceding table (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Segment Adjusted EBITDA
U.S.	$7,725	$7,204	$(19,049)	$35,888
International	(61,537)	(28,423)	(195,937)	(102,921)
Adjusted EBITDA	$(53,812)	$(21,219)	$(214,986)	$(67,033)

A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net loss	$(143,845)	$(72,771)	$(504,080)	$(244,614)
Equity based compensation and related taxes	41,341	22,087	136,415	72,626
Provision for (benefit from) income taxes	1,084	(185)	2,037	486
Non-GAAP net loss	$(101,420)	$(50,869)	$(365,628)	$(171,502)
Non-GAAP net loss per share, basic and diluted	$(1.12)	$(0.58)	$(4.09)	$(1.97)
Weighted average common shares outstanding, basic and diluted	90,445	87,893	89,472	86,983

The following table presents a reconciliation of free cash flow to net cash provided by operating activities for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$42,530	$36,879	$84,861	$33,634
Purchase of property and equipment	(48,701)	(23,923)	(159,205)	(100,451)
Site and software development costs	(16,981)	(11,543)	(62,750)	(46,428)
Free cash flow	$(23,152)	$1,413	$(137,094)	$(113,245)

Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Consolidated Financial Metrics
Net Revenue	$2,014,004	$1,439,016	$6,779,174	$4,720,895
Adjusted EBITDA	$(53,812)	$(21,219)	$(214,986)	$(67,033)
Free cash flow	$(23,152)	$1,413	$(137,094)	$(113,245)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$1,995,812	$1,419,207	$6,718,079	$4,643,243
Active Customers	15,155	10,990	15,155	10,990
LTM Net Revenue per Active Customer	$443	$422	$443	$422
Orders Delivered	8,806	6,202	28,084	19,411
Average Order Value	$227	$229	$239	$239

Quarterly Financial Metrics
The following tables set forth selected financial quarterly metrics and other financial and operations data for the eight quarters ended December 31, 2018 (in thousands):

	Three Months Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Segment Financial Metrics
U.S. Direct Retail Net Revenue	$837,556	$976,673	$1,033,669	$1,227,507	$1,186,205	$1,397,009	$1,460,056	$1,708,705
U.S. Other Net Revenue	$20,473	$20,395	$16,975	$19,809	$15,379	$14,335	$13,189	$18,192
U.S. Adjusted EBITDA	$3,728	$20,425	$4,531	$7,204	$(7,938)	$7,200	$(26,036)	$7,725
International Direct Retail Net Revenue	$102,796	$125,788	$147,554	$191,700	$202,685	$243,912	$232,400	$287,107
International Adjusted EBITDA	$(24,624)	$(22,671)	$(27,203)	$(28,423)	$(42,022)	$(42,009)	$(50,369)	$(61,537)
The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Net loss	$(56,539)	$(38,875)	$(76,429)	$(72,771)	$(107,775)	$(100,734)	$(151,726)	$(143,845)
Depreciation and amortization (1)	20,352	19,323	22,913	24,432	25,962	28,920	32,544	36,116
Equity based compensation and related taxes	14,958	15,983	19,598	22,087	27,147	31,610	36,317	41,341
Interest expense, net	299	1,550	2,008	5,576	5,407	5,796	7,066	10,291
Other (income) expense, net	(176)	(451)	227	(358)	(941)	(666)	(1,054)	2,865
Provision for (benefit from) income taxes	210	224	237	(185)	240	265	448	1,084
Other (1)	—	—	8,774	—	—	—	—	(1,664)
Adjusted EBITDA	$(20,896)	$(2,246)	$(22,672)	$(21,219)	$(49,960)	$(34,809)	$(76,405)	$(53,812)
(1) We recorded $9.6 million of one-time charges in the three months ended September 30, 2017 in "Selling, operations, technology, general and administrative" in the consolidated statements of operations related to a warehouse we vacated in July 2017. Of the $9.6 million charges, $8.8 million was included in "Other" and related primarily to the excess of our estimated future remaining lease commitments through 2023 over our expected sublease income over the same period, and $0.8 million was included in "Depreciation and amortization" related to accelerated depreciation of leasehold improvements in the warehouse. In the three months ended December 31, 2018, we terminated the lease and recorded 1.7 million of a one-time gain related to the difference in the expected future net lease commitments and the actual costs incurred to terminate the lease. The gain was recognized in "Selling, operations, technology, general and administrative" in the consolidated statements of operations.

WAYFAIR INC.

CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$849,461	$558,960
Short-term investments	114,278	61,032
Accounts receivable, net of allowance of $9,312 and $7,000 at December 31, 2018 and December 31, 2017, respectively	50,603	37,948
Inventories	46,164	28,042
Prepaid expenses and other current assets	195,430	130,838
Total current assets	1,255,936	816,820
Property and equipment, net	606,977	361,141
Goodwill and intangible assets, net	2,585	3,105
Long-term investments	6,526	21,561
Other noncurrent assets	18,826	10,776
Total assets	$1,890,850	$1,213,403
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$650,174	$440,366
Accrued expenses	212,997	120,247
Deferred revenue	148,057	94,116
Other current liabilities	127,995	85,026
Total current liabilities	1,139,223	739,755
Lease financing obligations, net of current portion	183,056	82,580
Long-term debt	738,904	332,905
Other liabilities	160,388	106,492
Total liabilities	2,221,571	1,261,732

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at December 31, 2018 and December 31, 2017	—	—
Stockholders’ deficit:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 62,329,701 and 57,398,983 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	63	57
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 28,417,882 and 30,809,627 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	28	31
Additional paid-in capital	753,657	537,212
Accumulated deficit	(1,082,689)	(583,266)
Accumulated other comprehensive loss	(1,780)	(2,363)
Total stockholders' deficit	(330,721)	(48,329)
Total liabilities and stockholders' deficit	$1,890,850	$1,213,403

WAYFAIR INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net revenue	$2,014,004	$1,439,016	$6,779,174	$4,720,895
Cost of goods sold (1)	1,528,882	1,106,851	5,192,451	3,602,072
Gross profit	485,122	332,165	1,586,723	1,118,823
Operating expenses:
Customer service and merchant fees (1)	77,706	52,384	260,046	169,516
Advertising	232,374	165,739	774,189	549,959
Selling, operations, technology, general and administrative (1)	304,647	181,780	1,025,767	634,801
Total operating expenses	614,727	399,903	2,060,002	1,354,276
Loss from operations	(129,605)	(67,738)	(473,279)	(235,453)
Interest expense, net	(10,291)	(5,576)	(28,560)	(9,433)
Other (expense) income, net	(2,865)	358	(204)	758
Loss before income taxes	(142,761)	(72,956)	(502,043)	(244,128)
Provision for (benefit from) income taxes	1,084	(185)	2,037	486
Net loss	$(143,845)	$(72,771)	$(504,080)	$(244,614)
Net loss per share, basic and diluted	$(1.59)	$(0.83)	$(5.63)	$(2.81)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	90,445	87,893	89,472	86,983

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$798	$459	$2,727	$1,091
Customer service and merchant fees	2,207	770	5,859	2,636
Selling, operations, technology, general and administrative	38,336	20,858	127,829	68,899
	$41,341	$22,087	$136,415	$72,626

WAYFAIR INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities
Net loss	$(504,080)	$(244,614)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	123,542	87,020
Equity based compensation	127,564	67,840
Amortization of discount and issuance costs on convertible notes	22,585	5,830
Other non-cash adjustments	(56)	1,198
Changes in operating assets and liabilities:
Accounts receivable	(12,792)	(18,172)
Inventories	(18,319)	(9,454)
Prepaid expenses and other current assets	(65,195)	(39,124)
Accounts payable and accrued expenses	285,064	104,184
Deferred revenue and other liabilities	134,705	81,354
Other assets	(8,157)	(2,428)
Net cash provided by operating activities	84,861	33,634

Cash flows from investing activities
Purchase of short-term and long-term investments	(99,002)	(54,551)
Sale and maturities of short-term investments	61,068	71,095
Purchase of property and equipment	(159,205)	(100,451)
Site and software development costs	(62,750)	(46,428)
Other investing activities, net	(398)	—
Net cash used in investing activities	(260,287)	(130,335)

Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	562,047	420,449
Premiums paid for capped call confirmations	(93,438)	(44,160)
Taxes paid related to net share settlement of equity awards	(1,284)	(1,562)
Net proceeds from exercise of stock options	138	244
Net cash provided by financing activities	467,463	374,971
Effect of exchange rate changes on cash and cash equivalents	(1,536)	850
Net increase in cash and cash equivalents	290,501	279,120
Cash and cash equivalents
Beginning of year	558,960	279,840
End of year	$849,461	$558,960